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                                                                    Exhibit 10.6


                     AMENDED AND RESTATED SECURITY AGREEMENT

                  AMENDED AND RESTATED SECURITY AGREEMENT dated as of October 31, 2001 (this "Agreement"), by and among THE B. MANISCHEWITZ COMPANY, LLC, a Delaware limited liability company (the "Grantor"), and The Chase Manhattan Bank, a New York banking corporation, as agent ("Agent") for the benefit of (i) the lenders (the "Lenders") named in Schedules 2.01(a) and 2.01(b) of the Amended and Restated Credit Agreement, dated as of May 1, 1998, by and among the Grantor, Millbrook Distribution Services Inc., the Agent, Bank of America, N.A., as co-agent and documentation agent (the "Co-Agent"), and the Lenders (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement"), and (ii) itself as issuer of the Letters of Credit.

                  The Agent, the Co-Agent and the Lenders have agreed to extend Loans and certain other financial accommodations, including, without limitation, the issuance of Letters of Credit to the Grantor pursuant to, and subject to the terms and conditions of, the Credit Agreement. The obligation of the Lenders to extend such Loans and of the Agent to issue the Letters of Credit under the Credit Agreement is conditioned on the execution and delivery by the Grantor of a security agreement in the form hereof to secure the following (collectively, the "Secured Obligations"): all Obligations (such Obligations to include, without limitation, the due and punctual payment and performance of (a) the principal of and interest on the Loans (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a), and interest that, but for the filing of a petition in bankruptcy with respect to the Grantor, would accrue on such obligations, whether or not a claim is allowed against the Grantor for such interest in the related bankruptcy proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) Indebtedness at any time and from time to time under the Letters of Credit, (c) all obligations of the Grantor at any time and from time to time under this Agreement and (d) all other obligations of the Grantor at any time and from time to time under the Credit Agreement and the other Loan Documents).

                  Accordingly, the Grantor and the Agent hereby agree as follows:

1. Definitions of Terms Used Herein. All capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement. As used herein, the following terms shall have the following meanings:

(a) "Accounts Receivable" shall mean (i) all of the Grantor's present and future accounts, general intangibles, chattel paper and instruments, as such terms are defined in the Uniform Commercial Code as in effect in the State of New York ("NYUCC"), (ii) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, the Agent from or for the Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the deposits (general or special) of the Grantor, balances, sums and credits with, and all of the Grantor's claims against the Agent at any time existing; (iii) all of the Grantor's right, title and interest, and all of the Grantor's rights, remedies, security and Liens, in, to and in respect of any accounts receivable, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to accounts receivable, deposits or other security for the obligation of any account debtor, and credit and other insurance, (iv) all of the Grantor's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, accounts receivable, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any account receivable, and all returned, reclaimed or repossessed goods.


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(b) "Collateral" shall mean all (i) Accounts Receivable, (ii) Documents, (iii)
Equipment, (iv) General Intangibles, (v) Inventory and (vi) Proceeds.

(c) "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

(d) "Equipment" shall mean all of the Grantor's right, title and interest in and to machinery, equipment, furniture and fixtures and all attachments, accessories and equipment now or hereafter owned or acquired in the Grantor's business or used therein, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired by the Grantor.

(e) "General Intangibles" shall mean all of the Grantor's right, title and interest in and to present and future general intangibles of every kind and description, including, without limitation, patents, patent applications, trade names and trademarks and the goodwill of the business, if any, symbolized thereby, and Federal, State and local tax refund claims of all kinds.

(f) "Inventory" shall mean all of the Grantor's right, title and interest in and to raw materials, work in process, finished goods, merchandise and all other inventory (as such term is defined in the NYUCC), excluding inventory held on consignment, whether now owned or hereafter acquired, and all wrapping, packaging, advertising and shipping materials, any documents relating thereto and all returned, reclaimed or repossessed goods.

(g) "Proceeds" shall mean any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include, without limitation, all cash and negotiable instruments received or held by any of the Lenders pursuant to any lockbox or similar arrangement in favor of the Agent or the Co-Agent relating to the payment of Accounts Receivable.

2. Security Interests. As security for the payment or performance, as the case may be, of the Secured Obligations, the Grantor hereby grants to the Agent, its successors and its assigns, for its own benefit and for the pro rata benefit of the Lenders, their successors and their assigns, a security interest in the Collateral (the "Security Interest").
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3. Further Assurances. The Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner reasonably satisfactory to the Agent. The Grantor agrees promptly to notify promptly the Agent of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps its records relating to the Accounts Receivable owned by it and the location of any Collateral. The Grantor agrees promptly to notify the Agent if any material portion of the Collateral is damaged or destroyed.

4. Taxes; Encumbrances. At its option, the Agent may discharge past due taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted under the Credit Agreement unless it is being contested by the Grantor to the extent permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent the Grantor fails to do so as required by the Credit Agreement. The Grantor agrees to reimburse the Agent on written demand for any payment made or any expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section 4 shall be interpreted as excusing the Grantor from the performance of any covenants or other promises with respect to taxes, liens, security interests or other encumbrances and maintenance as set forth herein or in the Credit Agreement.

5. Assignment of Security Interest. If at any time the Grantor shall take and perfect a security interest in any property of an account debtor or any other person to secure payment and performance of an Account Receivable, the Grantor shall promptly assign such security interest to the Agent as part of the Collateral hereunder. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the account debtor or other person granting the security interest.

6. Representations and Warranties. The Grantor represents and warrants to the Agent that:

(a) Title and Authority. It has (i) rights in and good and valid title to the Collateral in which it is granting the Security Interest and (ii) the requisite power and authority to grant to the Agent the Security Interest in the Grantor's interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

(b) Filing. Fully executed Uniform Commercial Code financing statements containing a description of the Collateral shall have been, or shall be delivered to the Agent in a form such that they can be, filed of record in every governmental, municipal or other office in every jurisdiction in which any portion of the Collateral is located necessary to publish notice of and protect the validity of and to establish a valid, legal and perfected security interest in favor of the Agent in respect of the Collateral, excluding goods in transit and other goods temporarily not in the possession of the Grantor (such as goods in transfer depots), in which a security interest may be perfected by filing under the Uniform Commercial Code in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.


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(c) Validity of Security Interest. The Security Interest constitutes a valid and legal security interest in all of the Collateral for payment and performance of the Secured Obligations, except as otherwise permitted under the Credit
Agreement and, upon filing of the Uniform Commercial Code financing statements, will constitute a perfected security interest with respect to that portion of the Collateral for which perfection may be accomplished by filing a financing statement under the Uniform Commercial Code.

(d) Information Regarding Names. It has disclosed in writing to the Agent any trade names used to identify it in its business or in the ownership of its properties.

(e) Absence of Other Liens. The Collateral is owned by it free and clear of any Lien of any nature whatsoever, except as granted pursuant to this Agreement and as permitted by the Credit Agreement, and, except as provided by paragraph (b) of this Section 6, no financing statement has been filed, under the Uniform Commercial Code as in effect in any state or otherwise, covering any Collateral except as indicated on Schedule 7.01 to the Credit Agreement.

(f) Survival of Representations and Warranties. All representations and warranties of the Grantor contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 28.

7. Records of Collateral. The Grantor agrees at all times to keep or cause to be kept in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and proceeds received. In addition, the Grantor will provide the Agent with such further schedules and/or information respecting the Collateral as the Agent may reasonably request in writing.

8. Confirmation of Security Interest. The Grantor hereby ratifies and confirms the grant of a security interest in the Collateral contained (and as defined) in the Security Agreement (Manischewitz) as of the Closing Date (as amended through the date hereof), which security interest shall continue in full force and effect without interruption, and the security interest granted therein, as amended and restated hereby, shall constitute a single grant of a security interest.

9. Protection of Security. The Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Agent in such Collateral, and the priority thereof (subject to limitations on priority which resulted from the Agent's gross negligence or willful misconduct), against any adverse Lien of any nature whatsoever except for Liens permitted pursuant to
Section 7.01 of the Credit Agreement, and except that Grantor shall have no obligation to perfect a lien on vehicles unless and until a Default shall have occurred.


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10. Continuing Obligations of the Grantor. The Grantor shall remain liable to observe and perform in all material respects all the conditions and obligations to be observed and performed by it under each contract, agreement, interest or obligation relating to the Collateral, all in accordance with the terms and conditions thereof, and shall indemnify and hold harmless the Agent and the Lenders from any and all such liabilities.

11. Use and Disposition of Collateral. Except as permitted by the Credit Agreement, the Grantor shall not make or permit to be made any assignment, pledge or hypothecation of the Collateral, or grant any security interest in the Collateral except for the Security Interest. The Grantor shall not make or permit to be made any transfer of any Collateral, except Inventory in the ordinary course of business and disposition of vehicles in the ordinary course of business and as otherwise permitted by the Credit Agreement, and the Grantor shall remain at all times in possession of the Collateral other than transfers to the Agent pursuant to the provisions hereof and as otherwise provided in this Agreement or the Credit Agreement.

12. Limitation on Modifications of Accounts Receivable. Except as permitted by
Section 7.11 of the Credit Agreement, the Grantor will not, without the Agent's prior written consent (which consent (prior to the occurrence and continuance of an Event of Default) will not be unreasonably withheld or delayed), grant any extension of the time of payment of any of its Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, in whole or in part, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business.


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13. Collections. The Agent shall have the right, as the true and lawful agent of the Grantor, with power of substitution for the Grantors and in the Grantor's name, the Agent's name or otherwise, for the use and benefit of the Agent and the Lenders, (i) to endorse the Grantor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession for deposit or collection in Grantor's accounts with the Agent; (ii) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral, drafts against Customers, assignments and verifications of Accounts Receivable and notices to Customers that may come into its possession; (iii) to send verifications based on a form acceptable to both Grantor and Agent of Accounts Receivable to any Customer; and (iv) upon the occurrence and during the continuance of an Event of Default, (A) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences or instruments of payment relating to the Collateral or any part thereof, and the Grantor hereby waives notice of presentment, protest and non-payment of any instrument so endorsed, (B) to demand, collect, receive payment of, give receipt for, extend the time of payment of and give discharges and releases of all or any of the Collateral and/or release the Obligor thereon, (C) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (D) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral, (E) to notify, or to require the Grantor to notify, the account debtors obligated on any or all of the Accounts Receivable to make payment thereof directly to the Agent, (F) to notify the Postal Service authorities to change the address for delivery of mail addressed to the Grantor to such address as the Agent may designate, (G) to accept the return of goods represented by any of the Accounts Receivable, and (H) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or any Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or such Lender or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or any Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Agent or any Lender in the absence of the gross negligence or willful misconduct of the Agent or such Lender. It is understood and agreed that the appointment of the Agent as the agent of the Grantor for the purposes set forth above in this
Section 13 is coupled with an interest and is irrevocable. The provisions of this Section 13 shall in no event relieve the Grantor of any of its obligations hereunder or under the Credit Agreement with respect to the Collateral or any part thereof or impose any obligation on the Agent or any Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any Lender of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

14. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, the Grantor agrees to deliver each item of Collateral to the Agent on demand, and it is agreed that the Agent shall have the right to take any or all of the following actions at the same or different times: with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral and without liability for trespass (except for actual damage caused by the Agent's gross negligence or willful misconduct) to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in any state or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that the Agent shall have the right, subject to applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
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                  The Agent shall give the Grantor 10 days' written notice
(which the Grantor agrees is reasonable notice within the meaning of the NYUCC) of the Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. Any such sale shall be conducted and conform to the standards of commercial reasonableness as provided in the NYUCC to the extent such section is applicable to such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 14, the Agent may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay or appraisal on the part of the Grantor (all said rights being also hereby waived and released to the extent permitted by law), with respect to the Collateral or any part thereof offered for sale and the Agent may make payment on account thereof by using any claim then due and payable to the Agent or any Lender from the Grantor as a credit against the purchase price, and the Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale and purchase pursuant to such agreement, and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full and/or the Total Commitment shall have been terminated. To the extent permitted by applicable law, the Grantor shall remain liable for any deficiency. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

15. Application of Proceeds. The proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

                  FIRST, to the payment of all reasonable costs and out-of-pocket expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder on behalf of the Grantor and any other reasonable out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

                  SECOND, to the Agent to reimburse the Agent for that portion of the payments, if any, made by it with respect to Letters of Credit for which a Lender, as a participant in such Letter of Credit pursuant to Section 2.18 of the Credit Agreement, failed to pay its pro rata share thereof as required pursuant to such Section 2.18;


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                  THIRD, to the Agent to be held as cash collateral to the
extent of the undrawn amounts, if any, of outstanding Letters of Credit;

                  FOURTH, to the payment in full of principal and interest in respect of any Loans outstanding (pro rata as among the Lenders in accordance with the amounts of the Loans made by them pursuant to the Credit Agreement);

                  FIFTH, pro rata to the payment in full of all Secured Obligations (other than those referred to above) owed to the Lenders (pro rata as among the Lenders in accordance with their respective Commitments); and

                  SIXTH, to the Grantor, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of the Collateral by the Agent (including, without limitation, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

16. Locations of Collateral; Place of Business; Jurisdiction of Formation. The Grantor hereby represents and warrants that all the Collateral is located at the locations listed on Schedule I hereto and that its federal employer identification number and organization number are as set forth on said Schedule. The Grantor agrees not to establish, or permit to be established, any other location for Collateral unless all filings under the Uniform Commercial Code as in effect in any state or otherwise which are required by this Agreement or the Credit Agreement to be made with respect to the Collateral have been made and the Agent has a valid, legal and perfected first priority security interest in the Collateral.

(a) The Grantor confirms that its jurisdiction of formation and chief executive office are located as indicated on Schedule I hereto. The Grantor agrees not to change, or permit to be changed, its jurisdiction of formation or the location of its chief executive office unless all filings under the Uniform Commercial Code or otherwise which are required by this Agreement or the Credit Agreement to be made have been made and the Agent has a valid, legal and perfected first priority security interest.

17. Security Interest Absolute. All rights of the Agent hereunder, the Security Interest, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement with respect to any of the Secured Obligations (other than as resulting from the Agent's gross negligence or willful misconduct), (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement or any other Loan Document, (iii) any exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Grantor, any of the Guarantors or any other obligor in respect of the Secured Obligations or in respect of this Agreement.
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18. No Waiver. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Agent and the Lenders shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by such parties.

19. Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Agent the attorney-in-fact of the Grantor, which appointment shall be effective upon the occurrence and continuance of an Event of Default, solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Grantor authorizes the Agent to file financing statements under the Uniform Commercial Code describing the Collateral (and the Agent shall promptly send copies of any such financing statements to the Grantor).

20. Agent's Fees and Expenses. The Grantor shall be obligated to, upon demand, pay to the Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts or agents which the Agent may incur in connection with (i) the custody or preservation of (in each case upon the occurrence and during the continuance of an Event of Default), or the sale of, collection from, or other realization upon, any of the Collateral in accordance herewith or (ii) the exercise or enforcement of any of the rights of the Agent hereunder in accordance herewith. In addition, the Grantor indemnifies and holds the Agent and the Lenders harmless from and against any and all liability incurred by the Agent or the Lenders hereunder or in connection herewith, unless such liability shall be due to the gross negligence or willful misconduct of the Agent or the Lenders, as the case may be. Any such amounts payable as provided hereunder or thereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.

21. Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantor shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement, except as contemplated by this Agreement or the Credit Agreement, and except that the Agent may not assign its rights hereunder except in connection with a resignation of the Agent and appointment of a substitute Agent in the manner permitted by the Credit Agreement.

22. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.


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23. Notices. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement.

24. Credit Agreement. In the event of any inconsistency or conflict between the terms and provisions of the Credit Agreement and the terms and provisions of this Agreement, or with respect to any payment provisions which could be construed as requiring duplicative payments, the terms and provisions of the Credit Agreement shall control. Nothing herein shall require the Grantor to make a duplicate payment if the payment is otherwise provided for in any other Loan Document.

25. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable the remaining provisions contained herein shall not in any way be affected or impaired.

26. Section Headings. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

27. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when a counterpart which bears the signature of the Grantor shall have been delivered to the Agent.

28. Termination. This Agreement and the Security Interest shall terminate when
(a) all the Secured Obligations have been fully and indefeasibly paid in cash,
(b) the Lenders have no further commitment to make any Loans under the Credit Agreement and (c) the Agent shall have no further obligation to issue any Letters of Credit, at which time the Agent shall (i) return to the Grantor any Collateral in the Agent's possession free and clear of any Liens created in favor of the Agent and (ii) execute and deliver to the Grantor all Uniform Commercial Code termination statements and similar documents (in form and substance reasonably satisfactory to the Grantor) which the Grantor shall reasonably request in order to evidence and effect such termination; provided, however, that all indemnities of the Grantor contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement.


                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Security Agreement as of the day and year first above written.




                                 THE B. MANISCHEWITZ COMPANY, LLC



                                 By: /s/ Richard A. Bernstein
                                     -------------------------------------------
                                       Richard A. Bernstein, its Managing Member



                                 THE CHASE MANHATTAN BANK, as Agent


                                 By: /s/ Michael J. Miller
                                     -------------------------------------------
                                       Name:  Michael J. Miller
                                       Title: Executive Vice President




                     [Signature Page To Security Agreement)

                                                               SCHEDULE I to the
                                                              Security Agreement


                       Organization Number of the Grantor
                       ----------------------------------

                                     2618144


              Federal Employer Identification Number of the Grantor
              -----------------------------------------------------

                                   51-0374244


                    Jurisdiction of Formation of the Grantor
                    ----------------------------------------

                                    Delaware


                      Chief Executive Office of the Grantor
                      -------------------------------------

                              One Manischewitz Plaza
                              Jersey City, NJ 07302


                           Trade names of the Grantor
                           --------------------------

                               Horowitz Margareten
                               Goodman
                               Manischewitz

                             Locations of Collateral
                             -----------------------

                                                                                                                       Average
                                                                                                                       Monthly
               Warehouse                                       Address                              County          Inv. $ Value
               ---------                                       -------                              ------          ------------

Harris Storage                           P.O. Box 729 Millville, NJ                               Cumberland        $11,500,000
U.S. Cold Storage                        6983 NW 37th Street, Miami, FL                                 Dade        $    25,000
Seaboard Warehouse Terminals             3455 NW 54th Street, Miami, FL                                 Dade        $    50,000
T & T Freezer                            Northwest Blvd., Vineland, NJ                            Cumberland        $   275,000
Accern Warehouse                         63-69 Hook Road, Bayonne, NJ                                 Hudson        $   450,000
Safeway Freezer Storage                  97 North Mill Road, Vineland, NJ                         Cumberland        $    50,000
Dependable Egg                           593 McDonald Ave., Brooklyn, NY 11218                         Kings        $    20,000
Joyce Foods Products                     Boumar Place, Elmwood Park, NJ 07407                         Bergen        $   175,000
Field Container                          2300 Goddard Pkwy, Salisbury, MD 21801                     Wicomico        $    10,000
Standard Folding Cartons                 85th St. & 24th Ave., Jackson Heights, NY 11370              Queens        $    50,000
Zerega & Sons Inc.                       20-01 Broadway, P.O. Box 241, Fair Lawn, NJ 07410            Bergen        $    40,000
Best Warehouse                           70 Sewell Street, Glassboro, NJ 08028                    Gloucester        $   200,000
Anita's Mexican Foods Corporation        1390 W. 4th Street, San Bernardino, CA 92411         San Bernardino        $    50,000
Key Stone Food Products Inc.             3767 Hecktown Road, P.O. Box 326, Easton, PA 18044      Northampton        $   100,000